Exhibit 99.1

IDENTIVE GROUP ANNOUNCES SECOND QUARTER 2012 RESULTS

Performance improvements include sequential sales growth of 12% and decline in base operating costs

SANTA ANA, Calif. and ISMANING, Germany, August 7, 2012 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the identification, security and RFID industries, today announced results for the fiscal second quarter (Q2), ended June 30, 2012.

Q2 2012 Highlights:

•	Revenues of $23.9 million, up 12% from the first quarter (Q1) of 2012

•	Continued improvement in U.S. government business

•	Launched innovative product and service offerings for emerging NFC and payment markets

•	Impairment of goodwill and intangibles; reduced impact of depreciation and amortization charges on earnings in future periods

“Our Q2 results were in line with expectations, despite ongoing weakness in the global economic environment. Continued recovery in sales of both ID products and identity management systems in the U.S. government sector helped offset slowdown of citizen ID programs in Europe and continued customer project delays in our transponder sales,” stated Ayman S. Ashour, CEO and Chairman of Identive. “Our ongoing focus on reducing expenses, together with our restructuring program put in place in June, helped drive a sequential decline in base operating expenses, and we expect further savings as we realize the full effect of our restructuring actions later this year. We also reinforced our position in both existing and emerging markets with the launch of several important new products that represent the fruits of our investments in new technology. These industry-first offerings included tomPAY™ cashless payment cards that can be converted into NFC tags for mobile devices; desktop readers for integrated physical and cyber security; and our secure cloud-based, NFC tag management platform.”

Q2 Results

As reported in accordance with U.S. generally accepted accounting principles (GAAP), revenues were $23.9 million in Q2 2012, up 12% from $21.2 million in Q1 2012 and down 7% from $25.6 million in Q2 2011. By segment, Identity Management Services and Solutions (Identity Management) revenues were $14.2 million and ID Products revenues were $9.7 million in Q2 2012.

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GAAP gross profit margin was 40% in Q2 2012, compared with 41% in Q1 2012 and 40% in Q2 2011. Total research and development, sales and marketing and general and administrative expenses (referred to in this release as base operating expenses) were $13.3 million in Q2 2012, down 11% from $15.0 million in Q1 2012 and unchanged from $13.3 million in Q2 2011. Total base operating expenses in Q2 2012 reflect a significant increase in technology investment compared with the same quarter a year ago, partially offset by lower general and administrative spending.

During the quarter we experienced a sharp and sustained decline in our market capitalization, triggering a required impairment analysis of our goodwill, intangible and long-lived assets. Based on this review, we concluded that some assets are impaired and recognized preliminary non-cash charges totaling $45.4 million in the quarter. These charges have no impact on our day-today operations or liquidity and will not result in any future cash expenditures. However, the amount of amortization and depreciation will be significantly reduced and consequently there will be lower non-cash charges to net earnings in future quarters.

The non-cash impairment charges contributed to a net loss of $(41.9) million, or $(0.70) per share in Q2 2012, compared with a net loss of $(1.6) million, or $(0.03) per share in Q2 2011 and a net loss of $(6.2) million, or $(0.11) per share in Q1 2012. The impairment charges and other non-cash adjustments related to the above referenced review accounted for $(0.66) per share of the net loss per share recorded in Q2 2012.

Non-GAAP gross profit margin was 45% in Q2 2012, up from 44% in Q1 2012, reflecting a higher contribution of systems, software and services sales. Non-GAAP base operating expenses were $11.9 million in Q2 2012, compared with $12.8 million in Q1 2012. Adjusted EBITDA was $(1.2) million in Q2 2012, compared with $(3.5) million in Q1 2012.

Non-GAAP gross profit margin, non-GAAP operating expenses and adjusted EBITDA all exclude various items that are detailed in the financial table and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash and cash equivalents at June 30, 2012 were $6.3 million, in line with management guidance and compared with $13.3 million at March 31, 2012, reflecting funding of operational losses, reductions in accounts payable associated with seasonal commitments to stadium concessions, and funding of financial liabilities.

David Wear, CFO of Identive added, “We remain on target to achieve cost reductions of $4.0 million to $5.0 million by the end of 2012, which annualized, are expected to be close to $7.0 million. At the same time we continue to commit to investment in the future growth of the Company. With the reduction in our EBITDA loss in the current quarter and the stabilization of our cash position after the first four months of the year, we believe we can continue to support our operational cash flow requirements through internal means. However, we will also seek to strengthen the balance sheet by a moderate amount to allow us to withstand unexpected or unforeseen market changes.”

Q2 2012 Business Highlights

Sales and product highlights from the 2012 second quarter include:

•

The announcement of an innovative cloud-based, NFC (near field communication) tag management platform that allows advertisers, retailers and organizations in the education, hospitality and other markets to securely manage the delivery of dynamic, targeted content and services to consumers’ NFC-enabled mobile devices.

•	Continued expansion of the user base for Identive’s cashless payment products and solutions globally, with new customer wins in India and significant growth in Europe.

•	Expanded penetration of transponders into the Japanese market with more than 300,000 inlays supplied for payment and loyalty applications.

•	The introduction of tomPay™, an innovative convertible contactless payment card / NFC tag that enables consumers to add NFC cashless payment capabilities to their existing mobile phones.

•	The introduction of a new line of NFC magnets and dual-sided window stickers that provide retailers with new ways to advertise to and communicate with their customers using NFC technology.

•

The launch of a new NFC tag online customization service that allows customers to order NFC tags, stickers and smart posters personalized with their own designs, photos or logos, as well as a URL destination, phone number or other data.

Mr. Ashour concluded, “Identive’s true strength in Secure ID is our core vision of identity as a fundamental industry serving multiple verticals. Our global presence and our strong position across the many identity markets provide resilience to weather fluctuations in any single sector. These strengths also put us at the head of the pack as the industry prepares to capitalize on emerging opportunities for mass deployments of consumer ID, citizen ID and employee ID solutions. We remain convinced that NFC, cashless payment and cloud-based identity management are emerging mega trends and that Identive is uniquely positioned in these markets. This propels our strategy to provide new ID products, software and services that these potential hyper-growth areas will require. Our cost reduction program and the changes we made in our balance sheet should help improve our financial position as we continue to work to lower our breakeven point.”

Outlook for Q3 2012

Based on its current expectations, management expects revenues of $24.0 million to $27.0 million, non-GAAP, adjusted EBITDA of $(0.7) million to $0.7 million, and non-GAAP EPS of $(0.03) to $(0.02) in the third quarter of 2012.

Conference Call and Webcast Information

Identive Group will host a conference call and webcast today at 10:00 AM Eastern Time, which can be accessed by dialing 800.638.4930 (toll free within the U.S.) or +1 617.614.3944 (for international callers) and using pass code 37733064. A webcast of the call that includes presentation slides can be accessed by visiting the investor relations section of the Company’s website at www.identive-group.com, and by clicking on “Presentations, Reports & Webcasts,” where it also will be archived for those unable to listen to the live webcast. An audio replay of the call also will be available for one week and can be accessed by dialing 888.286.8010 (toll free within the U.S.) or +1 617.801.6888 (for international callers) and using pass code 92565832.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, cashless payment, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. The company delivers up-to-date information on its activity as well as industry trends through its industry-leading social media initiatives and educational resource, AskIdentive.com. For additional information, please visit www.identive-group.com or follow on Twitter at @IdentiveGroup.

Non-GAAP Financial Measures

Identive has provided in this release financial information that has not been prepared in accordance with GAAP, including non-GAAP operating expenses, non-GAAP gross profit margin and adjusted EBITDA. Identive uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Identive’s ongoing operational performance. Identive believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. As noted, the non-GAAP financial results discussed above exclude various items which are detailed in the reconciliation table and accompanying footnotes contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make regarding our expectations regarding continued demand for our products, solutions and services, our expectations regarding market acceptance of our NFC, cashless payment and cloud-based solutions, our ability to realize savings from our cost savings and restructuring plans, our ability to capitalize on our technology portfolio, our expectations regarding future results, including Q3 2012 results, our preliminary estimate of impairment charges, and our expectations for future growth and profitability. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to grow our company based on a strategy of providing products, components and services for the secure identification market; to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully integrate acquired businesses; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

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All trade names are trademarks or registered trademarks of their respective holders.

Contacts: Darby Dye +1 949 553-4251 ddye@identive-group.com	Lennart Streibel +49 89 9595 5195 Istreibel@identive-group.com

– FINANCIALS FOLLOW –

IDENTIVE GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended (A)			Six Months Ended (A)
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net revenue	$23,856	$21,206	$25,612	$45,062	$48,032
Cost of revenue	14,256	12,468	15,398	26,724	28,438

Gross profit	9,600	8,738	10,214	18,338	19,594
Operating expenses:
Research and development	2,384	2,491	1,379	4,875	2,537
Selling and marketing	6,530	7,008	6,225	13,538	11,234
General and administrative	4,410	5,524	5,744	9,934	10,974
Impairment of property and equipment	4,003	—	—	4,003	—
Impairment of acquisition-related intangible assets	19,912	—	—	19,912	—
Impairment of goodwill	21,450	—	—	21,450	—
Restructuring	278	—	—	278	—

Total operating expenses	58,967	15,023	13,348	73,990	24,745

Loss from operations	(49,367)	(6,285)	(3,134)	(55,652)	(5,151)
Re-measurement of contingent consideration	6,086	(429)	160	5,657	134
Other (expense) income	(158)	—	—	(158)	230
Interest expense, net	(353)	(291)	(272)	(644)	(563)
Foreign currency (losses) gains, net	(299)	220	25	(79)	224

Loss before income taxes and non-controlling interest	(44,091)	(6,785)	(3,221)	(50,876)	(5,126)
Benefit (provision) for income taxes	(252)	179	1,582	(73)	1,604

Consolidated net loss	(44,343)	(6,606)	(1,639)	(50,949)	(3,522)

Less: net loss attributable to non-controlling interest	2,432	377	82	2,809	103
Net loss attributable to Identive Group, Inc.	$(41,911)	$(6,229)	$(1,557)	$(48,140)	$(3,419)

Basic and diluted loss per share attributable to Identive Group, Inc.	$(0.70)	$(0.11)	$(0.03)	$(0.81)	$(0.07)

Weighted average shares used to compute basic and diluted loss per share	59,686	58,599	52,001	59,143	49,885

(A)	Results for the three and six months ended June 30, 2012 include the operating results of acquired companies since their respective dates of acquisition. Results of other periods presented in the table above may not fully include the operating results of these business units; as a result, the amounts in the table are not comparable.

IDENTIVE GROUP, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)	(B)
ASSETS
Current assets:
Cash and cash equivalents	$6,338	$17,239
Accounts receivable, net of allowances	13,757	13,578
Inventories	9,883	9,263
Other current assets	2,934	2,426

Total current assets	32,912	42,506
Property and equipment, net	3,923	6,699
Goodwill	48,950	58,404
Intangible assets, net	17,660	36,001
Other assets	522	501

Total Assets	$103,967	$144,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,755	$11,941
Liability to related party	1,525	1,076
Liability for consumer cards	4,966	—
Financial liabilities	1,760	884
Deferred revenue	3,536	2,085

Accrued compensation and related benefits	3,397	3,527
Other accrued expenses and liabilities	6,607	6,249

Total current liabilities	33,546	25,762
Long-term earn-out liability	—	5,663
Long-term liability to related party	7,104	7,303
Long-term financial liabilities	4,118	1,189
Deferred tax liability	6,761	6,094
Other long-term liabilities	899	629

Total liabilities	52,428	46,640

Total equity	51,539	97,471

Total liabilities and stockholders’ equity	$103,967	$144,111

(B)	The condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2011 but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information (C)

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$14,256	$12,468	$15,398	$26,724	$28,438
Reconciling items included in GAAP cost of revenue:
Overhead allocation	—	—	(434)	—	(942)
Stock-based compensation	(10)	(8)	(7)	(18)	(11)
Transition and integration costs	(91)	(10)	(158)	(101)	(340)
Amortization and depreciation	(1,029)	(508)	(498)	(1,537)	(819)

Total reconciling items included in GAAP cost of revenue	(1,130)	(526)	(1,097)	(1,656)	(2,112)

Non-GAAP cost of revenue	$13,126	$11,942	$14,301	$25,068	$26,326

Non-GAAP gross profit margin	45%	44%	44%	44%	45%

Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$58,967	$15,023	$13,188	$73,990	$24,611
Overhead allocation	—	—	434	—	942
Impairment of goodwill	(21,450)	—	—	(21,450)	—
Impairment of intangibles	(19,912)	—	—	(19,912)	—
Impairment of fixed assets	(4,003)	—	—	(4,003)	—
Stock-based compensation	191	(496)	(220)	(305)	(436)
Amortization and depreciation	(1,037)	(966)	(815)	(2,003)	(1,603)
Acquisition costs	(73)	(177)	(334)	(250)	(488)
Transition and integration costs	(519)	(579)	(669)	(1,098)	(708)
Restructuring	(278)	—	—	(278)	—

Total reconciling items included in GAAP operating expenses	$(47,081)	$(2,218)	$(1,604)	$(49,299)	$(2,293)

Non-GAAP operating expenses	11,886	12,805	11,584	24,691	22,318

Reconciliation of GAAP net loss to adjusted EBITDA loss
Net loss attributable to Identive Group, Inc.	$(41,911)	$(6,229)	$(1,557)	$(48,140)	$(3,419)
Reconciling items included in GAAP net loss:
Provision (benefit) for income taxes	252	(179)	(1,582)	73	(1,604)
Net loss attributable to noncontrolling interest	(2,432)	(377)	(82)	(2,809)	(103)
Interest expense (income), net	353	291	272	644	563
Foreign currency losses (gains), net	299	(220)	(25)	79	(224)
Other expense (income), net	158	—	—	158	(230)
Impairment of goodwill	21,450	—	—	21,450	—
Impairment of intangibles	19,912	—	—	19,912	—
Impairment of fixed assets	4,003	—	—	4,003	—
Stock-based compensation	(181)	504	227	323	447
Re-measurement of contingent consideration	(6,086)	429	—	(5,657)	—
Amortization and depreciation	2,066	1,474	1,313	3,540	2,422
Acquisition costs	73	177	334	250	488
Transition and integration costs	610	589	827	1,199	1,048
Restructuring	278	—	—	278	—

Total reconciling items included in GAAP net loss	40,755	2,688	1,284	43,443	2,807

Adjusted EBITDA loss	$(1,156)	$(3,541)	$(273)	$(4,697)	$(612)

(C)	Non-GAAP figures in the table above differ from GAAP results as they exclude some or all of the following: stock-based compensation expense, transition and integration costs, amortization and depreciation, impairment charges, acquisition costs, restructuring, and re-measurement of contingent consideration. In addition, certain manufacturing overhead costs are reallocated from cost of goods sold to operating expenses in non-GAAP gross profit margin and operating expenses. Adjusted EBITDA additionally excludes provision/benefit for income taxes, net loss attributable to noncontrolling interest, net interest expense/income, net foreign currency losses/gains, and other net expense/income.

— Continued on next page —

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands)

(unaudited)

-- Continued --

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011
Reconciliation of GAAP net loss to GAAP net income (loss) before impairment, re-measurement of continent consideration and amortization
Net loss attributable to Identive Group, Inc.	$(41,911)	$(6,229)	$(1,557)	$(48,140)	$(3,419)
Net loss per share	$(0.70)	$(0.11)	$(0.03)	$(0.81)	$(0.07)
Reconciling items included in GAAP net loss:
Impairment of goodwill	21,450	—	—	21,450	—
Impairment of intangibles	19,912	—	—	19,912	—
Impairment of fixed assets	4,003	—	—	4,003	—

Total impairment included in GAAP net loss	45,374	—	—	45,374	—
Net income (loss) attributable to Identive Group, Inc., before impairment	$3,454	$(6,229)	$(1,557)	$(2,775)	$(3,419)

Net income (loss) per share before impairment	$0.06	$(0.11)	$(0.03)	$(0.05)	$(0.07)

Additional reconciling item:
Re-measurement of contingent consideration	(6,086)	429	(160)	(5,657)	(134)
Net income (loss) attributable to Identive Group, Inc., before impairment and re-measurement of contingent consideration	$(2,632)	$(5,800)	$(1,717)	$(8,432)	$(3,553)

Net income (loss) per share before impairment and re-measurement of contingent consideration	$(0.04)	$(0.10)	$(0.03)	$(0.14)	$(0.07)

Additional reconciling item:
Amortization	1,485	935	949	2,420	1,736
Net income (loss) attributable to Identive Group, Inc., before impairment, re-measurement of contingent consideration and amortization	$(1,147)	$(4,865)	$(768)	$(6.012)	$(1,817)

Net income (loss) per share before impairment, re-measurement of contingent consideration and amortization	$(0.02)	$(0.08)	$(0.01)	$(0.10)	$(0.04)

Weighted average shares used to compute basic and diluted loss per share	59,686	58,599	52,001	59,143	49,885